UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 14, 2010

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8001 Aerial Center Parkway
Morrisville, NC 27560-8417
(Address of principal executive offices, including zip code)

(919) 379-4300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, Alliance One International, Inc. (the "Company") announced that Robert E. "Pete" Harrison resigned as Chairman, President and Chief Executive Officer of the Company, effective December 14, 2010 (the "Effective Date").  Mr. Harrison also resigned as a director of the Company as of the Effective Date.

Also on December 15, 2010, the Company announced the appointment of Mark W. Kehaya as Chairman and interim Chief Executive Officer as of the Effective Date.  Mr. Kehaya, age 42, is a partner at Meriturn Partners, LLC, an investment firm, and has served as a director of the Company since 2005.  Mr. Kehaya has considerable experience in the tobacco industry.  Prior to founding Meriturn Partners, from 1993-2000 he held senior leadership roles at Standard Commercial Corporation, a predecessor company of the Company.  As CEO of CRES Neva and CRES Trading, Mr. Kehaya developed, built and operated a processing plant in St. Petersburg, Russia.  As CFO of the tobacco division of Standard Commercial, Mr. Kehaya was part of the team that led a $360 million restructuring of the division's balance sheet, implemented new risk management procedures, cut expenses, improved asset turns and financial controls, and negotiated certain key strategic acquisitions, resulting in record profits.  As Director of Strategic Planning for the holding company, Mr. Kehaya developed its first strategic plan and oversaw the implementation of the global budgeting system.  Mr. Kehaya holds an MA degree from Cambridge University in England.

In addition, J. Pieter Sikkel was promoted to President as of the Effective Date.  Prior to his promotion, Mr. Sikkel, age 46, served as Executive Vice President – Business Strategy and Relationship Management since 2007.  Previously, he served as Regional Director of Asia from 2005-2007, Senior Vice President of Asia for Standard Commercial Corporation from 2004-2005, and Regional Manager of Asia from 1999-2004.  He has been with the Company and its predecessors for 27 years.

As of the date of this report, new compensation arrangements with Mr. Kehaya and Mr. Sikkel have not been determined.

In connection with the foregoing, the Company issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Harrison's resignation, on the Effective Date, Mr. Harrison and the Company entered into a Separation Agreement (the "Separation Agreement") and a Supplemental Release Of Claims (the "Supplemental Release").  The Separation Agreement is effective as of the Effective Date and the Supplemental Release will become effective eight days after the Effective Date, provided that Mr. Harrison has not revoked his agreement to the Supplemental Release.

Mr. Harrison's employment agreement with the Company, last amended effective December 31, 2008 (the "Employment Agreement"), provided for severance and other matters in connection with the cessation of Mr. Harrison's employment with the Company.  The Employment Agreement is attached as Exhibit 1 to the Separation Agreement.  The Separation Agreement and the Supplemental Release provide Mr. Harrision with payments, rights and obligations in connection with this cessation of employment, some of which incorporate certain provisions of the Employment Agreement.  Pursuant to the terms of the Separation Agreement, in consideration for a release of claims from Mr. Harrison and Mr. Harrison's agreement to non-competition, non-solicitation, non-disparagement and confidential information covenants, Mr. Harrison, among other things, will receive:

•
Severance Payment:  an amount of $3,165,876 representing Mr. Harrison's severance payment, which equals 2 times his base salary plus the average of the annual bonuses paid to him for fiscal years 2010 and 2009.

•	Notice Pay: an amount of $112,192, representing 60 days of Mr. Harrison's base salary in lieu of notice.
•	Pro Rata Bonus: a pro rata bonus for the 2011 fiscal year if the Company pays bonuses for the 2011 fiscal year under the Company's 2011 Management Incentive Plan.
•
Alliance One International Inc. Supplemental Executive Retirement Plan:  Mr. Harrison is deemed to have satisfied the vesting requirements of the Alliance One International Inc. Supplemental Executive Retirement Plan.  Under this plan, Mr. Harrison is entitled to a monthly payment of $27,358.86 commencing on February 1, 2019, and ending at his death.  After his death, his spouse (if she survives him) will be entitled to a monthly payment of $13,679.43 for her remaining lifetime.

•	Restricted stock units: an amount of $43,491 in full satisfaction of the Company's obligations with respect to the 190,000 restricted stock units granted to Mr. Harrison on or about October 18, 2010.
•
Stock options:  stock options held by Mr. Harrison and outstanding on the Effective Date with an exercise price equal to or less than the fair market value of the underlying shares on the close of business on the Effective Date are vested and remain exercisable until 24 months following the Effective Date or, if sooner, the date the options expire.  Any stock options that have not vested or that that have an exercise price greater than the fair market value of the underlying shares as of the close of business on the Effective Date, are cancelled.

•
Vested benefits unchanged:  any vested amounts payable to Mr. Harrison under the Alliance One Savings and Profit Sharing Plan, the Alliance One International Inc. Supplemental Retirement Account Plan, the Alliance One International Inc. Pension Plan and the Standard Commercial Corporation Supplemental Executive Retirement Plan, remain vested and payable in accordance with the terms of such plans.

•	Release of certain claims: Mr. Harrison is generally released from all claims by the Company, except for any claims relating to fraudulent conduct or willful misconduct.

The Separation Agreement also clarifies that Mr. Harrison's rights with respect to certain performance-based stock units and performance shares are extinguished:

•
Performance-based stock units:  all of the 300,000 performance-based stock units granted to Mr. Harrison on or about October 18, 2010, under the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan (the "2007 Incentive Plan") are forfeited on the Effective Date.

•	Performance shares: The performance shares granted to Mr. Harrison under the 2007 Incentive Plan, pursuant to the Performance Share Award

Agreements between the Company and Mr. Harrison, dated June 18, 2009, and August 6, 2009, are forfeited on the Effective Date.

Pursuant to the terms of the Supplemental Release, in consideration for a release of claims from Mr. Harrison, Mr. Harrison will receive:

•	Health care benefits: certain health care benefits pursuant to Article 12.2(b) of the Employment Agreement.
•	Life and disability insurance premium reimbursement: reimbursement of certain life and disability insurance premiums paid by Mr. Harrison, pursuant to Article 12.2(c) of the Employment Agreement.

The foregoing description of the Separation Agreement and the Supplemental Release is qualified in its entirety by reference to the Separation Agreement and the Supplemental Release which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of December 14, 2010, between Robert E. Harrison and Alliance One International, Inc.

10.2	Supplemental Release Of Claims, dated as of December 14, 2010, between Robert E. Harrison and Alliance One International, Inc.

99.1	Press Release dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2010

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer and Chief Administrative Officer